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                                                                   EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of August 13, 1996 by and between NEW WORLD COFFEE, INC., a Delaware corporation ("Corporation"), and R. RAMIN KAMFAR ("Officer").


                                    RECITALS

          Corporation desires to continue to employ Officer as its President and Chief Executive Officer, and Officer is willing to accept such employment by Corporation, on the terms and subject to the conditions set forth in this Agreement.


                                   AGREEMENT

          1.    Duties.  During the term of this Agreement, Officer agrees to be
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employed by and to serve Corporation as its President and Chief Executive
Officer and Corporation agrees to employ and retain Officer in such capacities. Officer shall devote such of his business time, energy, and skill to the affairs of the Corporation as shall be necessary to perform the duties of such positions.

          2.    Term of Employment.
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                2.1   Definitions.  For purposes of this Agreement the following
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terms shall have the following meanings:

                      (a) "Change in Control" shall mean any of the following events:
          (i) Corporation is provided a copy of a Schedule 13D filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") indicating that any person or group (as such terms are defined in Section 13(d)(3) of the Exchange Act) that does not on the date hereof hold more than five percent of the outstanding shares of Corporation entitled to vote for the election of directors has become the holder of more than 40 percent of the outstanding shares of Corporation entitled to vote for the election of directors;
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          (ii)  as a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of Corporation just prior to such event shall cease to constitute a majority of the Board;

          (iii) the stockholders of Corporation approve a definitive agreement
(i) to merge or consolidate Corporation with or into another corporation in which the holders of Corporation's Common Stock immediately before such merger or reorganization will not, immediately following such merger or reorganization, hold as a group on a fully-diluted basis both the ability to elect at least a majority of the board of directors of the surviving corporation and at least a majority in value of the surviving corporation's outstanding equity securities, or (ii) to sell or otherwise dispose of all or substantially all of the assets of Corporation;


          (iv) the closing of a transaction or series of transactions in which more than 50% of the voting power of Corporation is transferred; or

          (v)  an Offer is made.

          (b) "Offer" shall mean a tender offer or exchange offer for shares of Corporation's Common Stock other than one made by Corporation or by a person or group, as such terms are defined in Section 13(d)(3) of the Exchange Act, that on the date hereof holds more than five percent of the outstanding shares of Corporation entitled to vote for the election of directors where the offeror acquires more than 40 percent of the outstanding shares of Corporation's Common Stock.
          (c) "Termination For Cause" shall mean termination by Corporation of Officer's employment by Corporation by reason of Officer's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, Corporation or by reason of Officer's willful material breach of this Agreement; provided, however, that Officer's employment shall not be deemed to have been terminated in a Termination For Cause if such termination took place as a result of any act or omission (i) believed by Officer in good faith to have been in the best interests of Corporation or (ii) that did not result in material injury to Corporation.

          (d) "Termination Other Than for Cause" shall mean termination by Corporation of Officer's employment by Corporation (other than in a Termination For Cause) and shall include constructive termination of Officer's employment
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by reason of material breach of this Agreement by Corporation, such constructive termination to be effective upon notice from Officer to Corporation of such constructive termination.

          (e) "Voluntary Termination" shall mean termination by Officer of Officer's employment by Corporation other than (i) constructive termination as described in subsection 2.1(d), and (ii) termination by reason of Officer's death or disability as described in Sections 2.5 and 2.6.

          (f) "Voluntary Termination With Notice" shall mean a Voluntary Termination that has been preceded by written notice delivered by Officer to Corporation no later than 60 days (or such shorter period as the parties may agree) prior to such Voluntary Termination.

          (g) "Termination Upon a Change in Control" shall mean a termination by Officer, in his discretion, of Officer's employment with Corporation within 30 days following a Change in Control.

          2.2  Basic Term.  The term of employment of Officer by Corporation
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shall be from July 1, 1996 through December 31, 1997, unless terminated earlier pursuant to this Section 2. Thereafter, the term of employment of Officer by Corporation shall automatically renew for additional one-year periods, unless terminated earlier pursuant to this Section 2, commencing each January 1st unless Corporation or Officer, as the case may be, gives written notice to the other of its desire not to renew such term, which notice must be given no later than 90 days prior to the end of the initial term on any such renewal. Notwithstanding any provision of this Agreement to the contrary, Corporation shall not terminate Officer's employment unless Officer has been relieved of any and all obligations to guarantee any indebtedness of Corporation.

          2.3  Termination For Cause.  Termination For Cause may be effected by
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Corporation at any time during the time of this Agreement and shall be effected by written notification to Officer. Upon Termination For Cause, Officer immediately shall be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, but Officer shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation. Officer shall have the right to contest the right of Corporation to effect a
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Termination For Cause upon written notice to Corporation.  In such case, Officer shall continue to receive all of his benefits under this Agreement (and Officer shall continue to be treated as an employee for purposes of Corporation stock option plans) until such time as there is a final determination as to whether such Termination For Cause was proper.

          2.4  Termination Other Than For Cause.  Notwithstanding anything else
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in this Agreement, Corporation may effect a Termination Other Than For Cause at any time upon giving notice to Officer of such termination. Upon any Termination Other Than For Cause, Officer shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 4.1, but no other compensation or reimbursement of any kind.

          2.5  Termination by Reason of Disability.  If, during the term of this
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Agreement, Officer, in the reasonable judgement of the Board of Directors of
Corporation, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than nine (9) months, Corporation shall have the right to terminate Officer's employment hereunder by written notification to Officer and payment to Officer of all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination. In such event, Corporation shall pay Officer 75% of his Base Salary (less any amounts received by Officer under insurance policies carried by Corporation) through December 31, 1997 (or through the December 31st of the end of any renewal term if this Agreement is automatically renewed pursuant to Section 2.2), on the dates specified in Section 3.1. Officer shall be entitled to continued participation in all of Corporation's benefit plans (to the extent permitted by law or under the terms of such plans) until December 31, 1997 (or until the December 31st of the end of any renewal term if this Agreement is automatically renewed pursuant to Section 2.2).

          2.6  Death.  In the event of Officer's death during the term of this
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Agreement, Officer's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and Corporation shall pay to his estate all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination.

          2.7  Voluntary Termination.  In the event of a Voluntary Termination,
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Corporation shall immediately pay all accrued salary, bonus compensation of the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance pay.

          2.8  Voluntary Termination With Notice.  In the event of a Voluntary
               ---------------------------------
Termination With Notice, Corporation shall pay to Officer all amounts to which Officer is entitled under Section 2.7, and shall continue to pay Officer his Base Salary until the earlier of (i) 60 days following such Voluntary Termination With Notice or (ii) the December 31, 1997 (or December 31, 1998 if this Agreement has been automatically renewed pursuant to Section 2.2).

          2.9  Termination Upon a Change in Control.  In the event of a
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Termination Upon a Change in Control, Officer shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, and all severance compensation as provided in Section 4, but no other compensation or reimbursement of any kind.

          3.   Salary, Benefits and Bonus Compensation.
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          3.1  Base Salary.  As payment for the services to be rendered by
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Officer as provided in Section 1 and subject to the terms and conditions of
Section 2, Corporation agrees to pay to Officer a "Base Salary" at the rate of $137,500 per annum payable in equal bi-weekly installments. The Base Salary shall be subject to review by the Board of Directors but shall in no event be less than a rate of $137,500 per annum.
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          3.2  Bonuses.  Officer shall receive a bonus (a "Bonus") of between
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10% and 50% of Officer's Base Salary for calendar year 1996 and a bonus of between 0% and 50% of Officer's Base Salary for calendar year 1997 and each subsequent calendar year (or portion thereof) during the term of this Agreement. The amount of the Bonus shall be determined by the Compensation Committee of the Board of Directors upon consideration of Officer's and Corporation's performance during such period.

          3.3  Stock Options.  Officer shall be issued options to acquire
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125,000 shares of common stock at an exercise price equal to the closing price of the common stock on October 1, 1996, which options shall vest equally on each of the first three anniversaries of the date hereof. Officer shall be afforded the opportunity to exercise each of the foregoing options by means of a cashless exercise procedure.

          3.4  Benefits.  During the term of this Agreement, Officer shall be
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eligible to participate in such of Corporation's benefit and deferred compensation plans as are now generally available or later made generally available to executive officers of Corporation, including, without limitation, profit sharing, stock option, medical, dental, health, annual physical examination, life, disability insurance, financial planning plans, supplemental retirement programs and vacation. The Company shall maintain and pay for a disability insurance policy for Officer. In addition, Officer shall be entitled to receive an automobile allowance of $12,000 per year payable in equal monthly installments plus mileage reimbursement for business travel and reimbursement for mobile phone expenses. Without limiting the foregoing, Officer shall be entitled to four weeks' paid vacation per year. Officer may elect to receive an amount equal to two weeks' additional salary in lieu of two weeks of such vacation time.

          4.    Severance Compensation and Death Benefits
                -----------------------------------------

          4.1  Severance Compensation.  In the event Officer's employment is
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terminated in a Termination Other Than For Cause or a Termination Upon a Change
in Control, Officer shall be paid as severance compensation an amount equal to two times his annual Base Salary (at the rate payable at the time of such termination) plus an amount equal to two times the greater of (a) the amount of his Bonus for the calendar year preceding such termination or (b) 25% of his
Base Salary.
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          4.2  No Severance Compensation Upon Other Termination.  In the event
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of a Voluntary Termination or Termination For Cause, Officer or his estate shall not be paid any severance compensation.

          5..   Covenant Not to Compete or Solicit.
                ----------------------------------

          5.1  Non-Competition.  Until the first anniversary of Termination for
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Cause or a Voluntary Termination, Officer shall not directly or indirectly, without the prior written consent of the Corporation engage anywhere in the northeastern United States in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in (except for ownership of ten percent (10%) or less of any outstanding entity whose securities are listed on a national securities exchange), or participate in the financing, operation, management or control of, any firm, corporation or business (other than Corporation) that engages in the marketing or sale of specialty coffee as its principal business.

          5.2  Separate Covenants.  The covenants contained in Section 5.1 above
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shall be construed as a series of separate covenants, one for each county, city and state of any geographic area where any business is presently carried on by the Company. Except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in Section 5.1. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 5 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

          6.    Miscellaneous.
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          6.1  Confidentiality.  Officer agrees that all confidential and
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proprietary information relating to the business or operations of Corporation shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by Corporation's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.
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          6.2  Waiver.  The waiver of the breach of any provision of this
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Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

          6.3  Entire Agreement; Modifications.  Except as otherwise provided
               -------------------------------
herein, this Agreement represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to Officer from Corporation. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

          6.4  Notices.  All notices and other communications under this
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Agreement shall be in writing and shall be given by telegraph or first-class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 12 hours after transmission of a telegram to the respective persons named below:

          If to Corporation:

                New World Coffee, Inc.
                379 W. Broadway, 4th Floor
                New York, New York  10012
                Attention:  Chief Executive Officer


          If to Officer:

                R Ramin Kamfar
                666 Greenwich Street, #710
                New York, New York  10014


Any party may change such party's address for notices by notice duly given pursuant to this Section 6.4.


          6.5  Headings.  The Section headings herein are intended for reference
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and shall not by themselves determine the construction or interpretation of this
Agreement.
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          6.6  Governing Law; Arbitration.   This Agreement shall be governed by
               --------------------------
and construed in accordance with the laws of the State of New York applicable to contracts entered into and wholly to be performed within the State of New York by New York residents. All claims, disputes and other matters in question between Corporation and Officer arising out of, or relating to this Agreement or the breach thereof, shall, if requested by Officer, be decided by arbitration in the City of New York in accordance with the rules of the American Arbitration Association.


          6.7  Severability.  Should a court or other body of competent
               ------------
jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.


          6.8  Survival of Corporation's Obligations.  Corporation's obligations
               -------------------------------------
hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to Corporation. This Agreement shall not be terminated by any merger or consolidation or other reorganization of Corporation. In the event any such merger, consolidation, or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by Corporation (except to an affiliate of Corporation) or by Officer.


          6.9  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which taken together shall constitute one and the same Agreement.


          6.10  Withholdings.  All compensation and benefits to Officer
                ------------
hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.


          6.11  Indemnification.  In addition to any rights to indemnification
                ---------------
to which Officer is entitled to under the corporation's Certificate of Incorporation and Bylaws, Corporation shall indemnify officer at all times during and after the term of this Agreement to the maximum extent permitted under Section 145 of the Delaware Corporations Code or any successor provision thereof and any other applicable state law, and shall pay Officer's expenses in defending any civil or criminal action, suit or proceeding, to the maximum extent permitted under such applicable state law.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                          NEW WORLD COFFEE, INC.

                          By: /s/ Alan I. Annex
                              ---------------------------------------

                          Title: Secretary
                                 ------------------------------------


                          OFFICER

                          /s/ Ramin Kamfar
                          -------------------------------------------
                          R. Ramin Kamfar